Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-194657) of our report dated February 19, 2015, with respect to the consolidated financial statements of Varonis Systems, Inc., included in this Annual Report on Form 10-K for the year ended December 31, 2014.

/s/ KOST FORER GABBAY & KASIERER

A Member of Ernst & Young Global

Tel-Aviv, Israel

February 19, 2015